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   As filed with the Securities and Exchange Commission on February 16, 2000
                                                Registration No. 333- __________





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                                    FORM S-3
                             REGISTRATION STATEMENT

                                      Under
                           THE SECURITIES ACT OF 1933
                                  -------------

                              NEOWARE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                    23-2705700
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                     Identification No.)

                                400 Feheley Drive
                            King of Prussia, PA 19406
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                  -------------

           Vincent T. Dolan, Vice President-Finance and Administration
                              Neoware Systems, Inc.
                                400 Feheley Drive
                            King of Prussia, PA 19406
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  -------------

                                   Copies to:

                             NANCY D. WEISBERG, ESQ.
                           MCCAUSLAND, KEEN & BUCKMAN
                                  Radnor Court
                    259 North Radnor-Chester Road, Suite 160
                         Radnor, Pennsylvania 19087-5240
                                 (610) 341-1000



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     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /___/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / X / 33-87036

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /___/

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /___/

                                  -------------

                           CALCULATION OF REGISTRATION FEE

                                    Proposed
Title of                            maximum     Proposed
each class                          offering    maximum           Amount of
of securities        Amount to      price per   aggregate         registration
to be registered     be registered  unit (1)    offering price(1) fee
----------------     -------------  ---------   ----------------- ------------

Common Stock         400,000        $4.75       $1,900,000        $502

-------------
     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).



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                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") by Neoware Systems, Inc. (the "Company") pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-3 (File No. 33-87036), including each of the documents incorporated by reference therein, which relates, among other things, to the offering of up to 5,318,200 shares of common stock of the Company and was filed with the Commission on October 30, 1995 and declared effective on November 7, 1995.

Item 16. Exhibits

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.             Description


 5.1        Opinion of McCausland, Keen & Buckman

23.1        Consent of Arthur Andersen LLP

23.2        Consent of McCausland, Keen & Buckman(included in Exhibit 5.1)

24.1        Powers of Attorney (included on the signature page)


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montgomery County, Pennsylvania, on February 16, 2000.

                              NEOWARE SYSTEMS, INC.

                              By:  /s/ Michael G. Kantrowitz
                                   ------------------------------------------
                                   Michael G. Kantrowitz
                                   President and Chief Executive Officer


                              By:  /s/ Vincent T. Dolan
                                   ------------------------------------------
                                   Vincent T. Dolan
                                   Vice President-Finance and Administration
                                   (Principal Financial and Accounting
                                    Officer)



                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael G. Kantrowitz and Vincent T. Dolan, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


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     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.



/s/ Michael G. Kantrowitz                                Date: February 16, 2000
---------------------------------
 Michael G. Kantrowitz, Director

/s/ Arthur R. Spector                                    Date: February 16, 2000
---------------------------------
 Arthur R. Spector, Director

/s/ John M. Ryan                                         Date: February 15, 2000
---------------------------------
 John M. Ryan, Director

                                                         Date: February __, 2000
---------------------------------
 Carl G. Sempier, Director

                                                         Date: February __, 2000
---------------------------------
 Christopher G. McCann, Director